Exhibit 99.2

For Immediate Release

MRI Interventions, Inc. To Change Corporate Name to ClearPoint Neuro, Inc.

Company to Trade Under New Name and Ticker Symbol on February 14, 2020

IRVINE, CA, January 13, 2020 – MRI Interventions, Inc. (Nasdaq: MRIC) (the “Company”), a leading platform neurosurgery company, today announced plans to change its corporate name to ClearPoint Neuro, Inc. As part of the name change, the Company will release a new logo and launch a new website at www.clearpointneuro.com, and its common stock will commence trading under the symbol “CLPT” upon completion of the name change, which is expected to occur on February 14, 2020. The new name was chosen to better reflect the Company’s expanded strategic focus as the medical device extension of its biologics and drug delivery partners.

Joe Burnett, the Company’s President and CEO commented, “Over the past two years we have worked tirelessly as a team to evolve our portfolio of products and services from a neuro navigation system to a neuro therapy enabling platform. The name ClearPoint reflects our success in those efforts and leverages our proven ClearPoint® System already present in more than 60 active clinical sites in the United States. Additionally, ClearPoint Neuro underlines our commitment and focus to treat the most complex neurological disorders. As our portfolio and the procedures our clinical team support expand beyond the MRI suite, the name MRI Interventions is limiting and simply does not capture the vision or value that we will offer moving forward.”

Nasdaq Bell-Ringing Ceremony and Analyst Day

MRI Interventions / ClearPoint Neuro is scheduled to ring the Closing Bell of the Nasdaq Stock Market on February 14, 2020. Earlier that day, the Company will host its first ever Analyst Day at the Nasdaq Market Center at noon Eastern Time, which will include product and clinical roadmap presentations, the opportunity to meet with executives and surgeons experienced in using the ClearPoint System, and hands-on demonstrations from the Company’s product development and clinical specialist team members. Investors and analysts interested in attending may do so by contacting Matt Kreps, Darrow Associates Investor Relations, at +1 (214) 597-8200 or mkreps@darrowir.com.

“We are thrilled to have the opportunity to partner with the Nasdaq on this important milestone and educational event,” continued Mr. Burnett. “This is an exciting time for the Company, and we believe the meetings and presentations will be valuable for investors and analysts to see not only our portfolio, but also the excitement and dedication of our team members to improve and restore quality of life for patients and their families.”

About MRI Interventions / ClearPoint Neuro

The Company’s mission is to improve and restore quality of life to patients and their families by enabling therapies for the most complex neurological disorders with pinpoint accuracy. Applications of the Company’s current product portfolio include deep-brain stimulation, laser ablation, biopsy, neuro-aspiration, and delivery of drugs, biologics and gene therapy to the brain. The ClearPoint Neuro Navigation System has FDA clearance, is CE-marked and is installed in 60 active clinical sites in the United States. The Company’s SmartFlow® cannula is being used in partnership or evaluation with more than 20 individual biologics and drug delivery companies in various stages from preclinical research to late stage regulatory trials. To date, more than 3,500 cases have been performed and supported by the Company’s field-based clinical support team which offers support and services for our partners. For more information, please visit www.mriinterventions.com.

Forward-Looking Statements

Statements herein concerning the Company’s plans, growth and strategies may include forward-looking statements within the context of the federal securities laws. Statements regarding the Company's future events, developments and future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. Uncertainties and risks may cause the Company's actual results to differ materially from those expressed in or implied by forward-looking statements. Particular uncertainties and risks include those relating to: future revenues from sales of the Company’s ClearPoint Neuro Navigation System products; the Company’s ability to market, commercialize and achieve broader market acceptance for the Company’s ClearPoint Neuro Navigation System products; and estimates regarding the sufficiency of the Company’s cash resources. More detailed information on these and additional factors that could affect the Company’s actual results are described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and its Quarterly Report on Form 10-Q for the three months ended September 30, 2019, both of which have been filed with the Securities and Exchange Commission, as well as the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, which the Company intends to file with the Securities and Exchange Commission on or before March 30, 2020.

For More Information

MRI Interventions, Inc.

Matt Kreps
Darrow Associates Investor Relations
+1 (214) 597-8200
mkreps@darrowir.com